                                                                    EXHIBIT 23.1

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports with respect to Community Wireless
Structures Acquisition dated June 9, 2005, Horvath Acquisition dated September
9, 2005, and Charles S. Hayes Acquisition dated September 28, 2005, included in this current report on Form 8-K of Global Signal Inc. dated November 17, 2005
(earlier date of March 24, 2005).

We consent to the incorporation by reference in the following Registration
Statements of Global Signal Inc.:

     (1)  The Registration Statement (Form S-3 No. 333-125577) pertaining to
          Global Signal Inc.'s registration of the 27,545,482 shares of common stock that are currently pledged as collateral to certain lenders of
          Global Signal Inc.'s shareholders,

     (2)  The Registration Statement (Form S-3 No. 333-125585) pertaining to the registration of up to $1,000,000,000 of debt securities, common stock, preferred stock, depository shares and warrants of Global Signal Inc.,
          and

     (3)  The Registration Statement (Form S-8 No. 333-116214) pertaining to the
          Global Signal Inc. Omnibus Stock Incentive Plan

of our reports related to Community Wireless Structures Acquisition dated June
9, 2005, Horvath Acquisition dated September 9, 2005, and Charles S. Hayes
Acquisition dated September 28, 2005, included in this Form 8-K of Global Signal
Inc.

                                        /s/ Ernst & Young LLP
                                        ----------------------------------------

Tampa, Florida
November 15, 2005